Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-220949 on Form S-8 of our report dated March 28, 2018 relating to the consolidated financial statements and financial statement schedules of VICI Properties Inc. and its subsidiaries which report expresses an unqualified opinion appearing in this Annual Report on Form 10-K of VICI Properties Inc. for the period from October 6, 2017 to December 31, 2017.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada
March 28, 2018